                             SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D. C. 20549

                                          FORM 8-K

                                       CURRENT REPORT

                          Pursuant to Section 13 or 15 (d) of the
                              Securities Exchange Act of 1934

                                       April 22, 2003
                      Date of Report (date of earliest event reported)

                                  COGNIGEN NETWORKS, INC.
                   (Exact name of registrant as specified in its charter)

        Colorado                       0-11730                 84-1089377
(State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
     of incorporation)                                     (Identification No.)

7001 Seaview Avenue, Suite 210, Seattle, Washington              98117
     (Address of principal executive offices)                  (Zip Code)

                                (206) 297-6151
               (Registrant's telephone number, including area code)

ITEM 5.     OTHER EVENTS.

On April 22,  2003,  Cognigen  Networks,  Inc.  received  and accepted the final payment from David Stone and Harry  Gorlovezsky for the approximate 32% interest in American Internet Communications, L.L.C. ("AIC") that Cognigen Networks, Inc.
had acquired from Stanford  Financial Group Company,  Inc. in February 2003. The
aggregate amount that Messrs. Stone and Gorlovezsky paid for the approximate 32%
interest was a total of $22,500.

In addition,  Messrs.  Stone and Gorlovezsky have the option to purchase the AIC
Promissory  Note and  Agreement  due in  October  2004 for a  purchase  price of
$77,500 in cash until June 10, 2003. Cognigen Networks, Inc. originally acquired the Promissory Note and Agreement from Stanford Financial Group Company, Inc. as a part of the transaction in February 2003.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements

          None

(b)   Pro Forma Financial Information

          None

(c)   Exhibits

          10.1 Securities  Purchase  Agreement dated February 10, 2003,  between
     Cognigen Networks, Inc. and David Stone and Harry Gorlovezsky.

          10.2 Option to Purchase  Promissory  Note and Agreement  from Cognigen
     Networks, Inc. to David Stone and Harry Gorlovezsky.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Dated:  April 23, 2003              COGNIGEN NETWORKS, INC.

                                    By:   /s/ David L. Jackson
                                          David L. Jackson
                                          Senior Vice President of Corporate
                                           and Public Affairs and Secretary